Exhibit 10.26

Confidential Treatment Requested by Tesla Motors, Inc.

SUPPLY AGREEMENT

TESLA MOTORS, INC.

[Tesla Logo]

And

[***]

First DAY OF September, 2006

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

THIS SUPPLY AGREEMENT is entered into as of this first day of September, 2006 (the “Effective Date”) between

(a) Tesla Motors, Inc., a Delaware corporation, with its principal place of business in San Carlos, California, U.S.A. and its subsidiaries in world wide locations, including Hethel, Norwich, Norfolk in the United Kingdom; and

(b) [***], with its principal place of business in [***].

The Parties agree as follows:

1. Definitions.

Unless defined additionally elsewhere in this Agreement, the following capitalized terms shall have the meanings specified below:

(a) “Agreement” means (i) this Supply Agreement, (ii) all Attachments, and (iii) all Orders, as each may be amended from time to time.

(b) “Attachment” means any document that is referenced in this Supply Agreement and attached hereto. All Attachments are deemed to be incorporated into this Agreement by this reference.

(c) “Order” means an order for Items communicated pursuant to this Agreement by Tesla to Supplier via a purchase order whether in hardcopy or electronic form. All Orders are deemed to be incorporated into this Agreement by this reference.

(d) “Internal Tesla Data” means planning data, product engineering or manufacturing data, information, forecasts, Specifications or Confidential Information that is stored, displayed, maintained or accessed on the Tesla Web Site or other Tesla internal databases or internal network servers or storages.

(e) “Items” means, collectively either singular or plural, components, equipment, materials, subassemblies or other goods and related software and services specified in (i) Attachment 1, (ii) an Order; or (iii) a purchase order placed by Tesla with Supplier prior to the Effective Date and undelivered as of such date.

(f) “Parties” means Tesla and Supplier.

(g) “Specifications” means such drawings, designs, instructions, technical or performance requirements or other technical or commercial information relating to the design, development, manufacture, packaging and labeling, delivery, logistics, installation, assembly, testing and/or use of one or more Items.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

(h) “Sub-tier Supplier” means a member of Supplier’s direct or indirect sub-tier supply base (including, without limitation, subcontractors and vendors of Supplier, and of Supplier’s subcontractors and vendors) that provides goods and/or services in connection with Items.

(i) “Supplier” means [***] and those of its subsidiaries and affiliates authorized in writing by Tesla to perform under this Agreement.

(j) “Tesla” means Tesla Motors, Inc., including its subsidiaries existing on or after the Effective Date.

(k) “Tesla Web Site” means the portion of the password-protected Web Site, including the database related to supply chain management, maintained by Tesla, to which Supplier may be given access for the purpose of performing under this Agreement.

2. Scope of Agreement; Term.

(a) Scope of Agreement. This Agreement sets forth the terms and conditions governing the purchase and sale of Items, the relationship between Tesla and Supplier, and compliance with Tesla’s business processes. Tesla’s current business processes and requirements for certain matters covered by this Agreement, including packaging, delivery, shipment, crating and repair of items, are set forth in the Attachments. Tesla Motors, Inc. and its subsidiaries shall be entitled to purchase Items from Supplier under this Agreement, and shall have all of the rights of “Tesla” under this Agreement. As to any purchase of Items under this Agreement by Tesla Motors, Inc., all obligations under this Agreement are the sole obligations of Tesla Motors, Inc. As to any purchase of Items under this Agreement by a subsidiary of Tesla, all obligations under this Agreement are the sole obligations of such subsidiary. Nothing in this Agreement shall prevent Tesla from engaging third parties other than the Supplier to provide goods or services the same as, or similar to the Items.

(b) Term. This Agreement shall commence on the Effective Date and, unless terminated as set forth in Section 21 (Termination), shall continue in effect for at least thirty-six (36) months. After thirty-six (36) months, this Agreement shall continue unless either party provides six (6) months prior written notice to the other party of such party’s desire to allow this Agreement to expire. The effective period of this Agreement is referenced as the “Term.”

(c) Updating Business Processes. Tesla regularly improves its business processes. In that regard, Tesla shall have the right to amend any Attachment, other than Attachment 1, by giving notice thereof to Supplier in writing, or by other electronic means. All modifications to Attachment 1 shall be upon the mutual written agreement of the Parties.

3. Orders.

(a) Orders. All authorized demand signals for Items from Tesla to Supplier shall be in the form of “Orders”. An Order shall (i) identify the Items requested and (ii) state the quantity, date, time and place of delivery, and price of the Items requested (unless previously specified in Attachment 1, which shall control). Supplier shall accept communications of Orders in the format reasonably designated by Tesla.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

(b) Acceptance/Rejection of Orders. Supplier shall promptly communicate its acceptance or rejection of an Order. Supplier shall not, however, reject (and shall be deemed to have accepted) an Order for Items set forth on Attachment 1 so long as the Order conforms to the terms and conditions of this Agreement (including without limitation lead time requirements specified for such Items on Attachment 1, if any). Any notice of rejection shall state the specific grounds for such rejection. In all events, any objection by Supplier to the terms of an Order shall be deemed waived upon Supplier’s delivery of Items.

(c) Order Adjustments. Supplier acknowledges that Tesla may be required to modify Orders from time to time. Tesla may increase the quantity of Items in any Order at any time prior to the scheduled delivery date and, provided such increase falls within the Quantity Adjustment Schedule set forth below, (i) Supplier will deliver such increased quantity with no additional charges including accelerated delivery, expedite fees or the like, and (ii) such increase will not affect the delivery schedule of Items previously ordered.

Weeks until Delivery Date	< 10 weeks		10<&≤20 weeks		20< weeks
Percent Quantity Adjustment for Authorized Order Signal	[	***]%	[	***]%	[	***]%

If Tesla requires an increase in the quantity of Items in any Order and such increase does not fall within the Quantity Adjustment Schedule set forth above, then, if feasible and as mutually agreed upon by the Parties, Supplier will provide such increased Items in accordance with the modified Order and Tesla shall pay costs resulting there from, provided such costs are (i) reasonable; (ii) authorized by Tesla in writing in advance of delivery; and (iii) identified separately from the unit price on Suppliers invoice to Tesla.

(d) Reduction or Cancellation of an Order. If Tesla requires a reduction in the quantity of Items in any Order, or cancels any Order, the Parties’ respective rights and obligations shall be as specified in Section 21 (Termination).

(e) Purchases by Authorized Third Party. Certain Items may be (i) incorporated into subassemblies, modules, or other products made for Tesla by a third party; or (ii) otherwise processed by a third party. In such event, Tesla may designate the third party as authorized to purchase Items from Supplier and, upon Supplier’s receipt of notice thereof, Supplier shall enter into an agreement with such third party to sell Items to the third party on terms (including pricing) no less favorable than the terms set forth in this Agreement.

(f) No Volume Commitment. Tesla does not commit to purchase a specific volume of any Items from Supplier except as specified in an Order ([***] is the minimum manufacturing run) and, subject to Supplier’s IP Rights (as defined in Section 11(c)), Tesla may manufacture or buy goods and/or services from third parties that are identical or similar to the Items.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

4. Pricing.

(a) Contract Price. “Contract Price” means the domestic and/or export price in British Pounds Sterling for an Item as set forth on Attachment 1; provided, that if a price for an Items is not specified on Attachment 1, then the Contract Price shall be the price set forth in an Order that is accepted by Supplier in accordance with this Agreement. The Contract Price for each Item shall remain in effect throughout the Term, except for any changes mutually agreed to by the Parties in writing. Any change in circumstances, may result in a review of Agreement terms and/or negotiated reduction in the Contract Price.

(b) Pricing Components. The Contract Price, and any quotations for Items, shall include all finishing, testing, inspecting and packaging fees, applicable royalties and all applicable taxes (excluding sales, use and similar taxes). Any quotations for Items shall include all costs relating to warranties. Any quotations for Items shall not include any amounts relating to (i) initial set-up charges; (ii) costs for special dies, tools, patterns or test fixtures; and (ill) non-recurring engineering fees amortized into the per unit price, unless separately identified and itemized.

(c) Transportation Costs. The Items are to be collected by Tesla Motors Ltd transportation and as such are supplied ex-works.

(d) Taxes. Tesla will pay any applicable sales, use or similar tax imposed in connection with the sale of Items to Tesla; provided, that Supplier shall not charge or collect, and Tesla shall have no liability for, taxes on any sale of Items for which Tesla has provided Supplier with an appropriate resale certificate or other documentation evidencing an exemption from such taxes.

For all sales of Items upon which tax reimbursement to Supplier is applicable, Supplier shall separately itemize all applicable taxes on invoices submitted to Tesla. All amounts payable under this Agreement are exclusive of Value Added Tax (VAT) which will be paid at the date and in the manner for the time being prescribed by law.

(e) The Supplier agrees that for the purposes of calculating and paying the Contract Price it shall allow Tesla (including Tesla’s accountants and other professional advisors) access to its financial and other records. The Supplier agrees that it will at all time during the term of this Agreement maintain accurate and up-to-date financial and other records of all costs and other matters relevant to the provisions of this clause. The Supplier agrees that it shall complete a Tesla quotation analysis form upon request from Tesla.

(f) No increase in the Contract Price may be made (whether on account of increased materials, labor or transport costs, other fixed or variable costs, fluctuation in exchange rates, pricing errors or otherwise) without the prior written consent of Tesla. For the avoidance of doubt, Tesla shall be under no obligation to consent to any such increase.

(g) Tesla and the Supplier shall work together to reduce the cost to the Supplier of producing the Items and to improve the Items in both manufacture and assembly and the Supplier shall reduce the Contract Price payable by Tesla by a minimum of [***]% per annum or as otherwise defined by the Parties.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

5. Delivery of items.

(a) Delivery Requirements. Time is of the essence as to the delivery of all items ordered under this Agreement. Supplier shall meet the (i) negotiated lead time; (ii) order adjustment requirements as set forth in Section 3; and (iii) time, date, location and other delivery requirements for Items, as specified in Attachment 1 or, if not set forth in Attachment 1, as set forth in the Order for said Items. Delivery will be considered timely only if Items are delivered in the correct quantity, and at the time, date and location specified in the Order. If necessary for Supplier to meet its delivery requirements, Supplier, at its expense, will use expedited delivery methods to complete and deliver the Items.

(b) Remedies. If Supplier fails to deliver any Items at the time and place set forth in the Order, Tesla shall have the right, at its sole option, to (i) require Supplier, at Supplier’s expense, to use expedited delivery methods to complete and deliver the Items; (ii) allocate or redirect the Supplier’s deliveries of Items to certain Tesla designated locations; (iii) reverse manufacture Items previously purchased by Tesla to obtain component parts and then debit Supplier the reasonable fair market value for those unused remaining component parts that Tesla returns to Supplier; or (iv) purchase products comparable to the Items in the open market or from other suppliers and charge Supplier with any cost differential between the Contract Price and the price paid in the open market or to other suppliers, which cost may include premium costs for expedited delivery and administrative costs.

6. Shipping and Risk of Loss.

(a) Shipping and Packaging Requirements.

(i) Supplier will ship all Items in accordance with the Tesla Motors Ltd transport arrangements in approved stillaging.

(ii) Supplier shall comply with any special packaging and labeling requirements for Items as set forth in the “Transportation, Packaging and Label Specifications” (“Attachment 2”). In the event such Attachments are not applicable to an item, the Items shall be packaged, marked and labeled in accordance with best commercial practices, along with all required shipping documentation. In all events, Supplier must include a valid packing slip number or package ID on each package or shipment of Items.

(iii) If Supplier delivers Items that do not meet the packaging or labeling requirements of this Agreement, Tesla may reject the Item, treat the Items as non-conforming to Specification, or charge and bill to Supplier all repackaging and re-labeling costs and expenses incurred by Tesla as a result of Supplier’s failure to comply with the packaging and labeling requirements of this Agreement.

(b) Shipments and insurance.

(i) Domestic Shipments. Supplier agrees to make Items available for collection by Tesla Motors Ltd.-arranged transport in the provided stillages.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

(ii) International Shipments. Items that require international shipment will be dealt with as separate orders, outside of the scope of the pricing set out in Appendix 1.

(iii) Other Shipments. For Items not covered by Section 6(b)(i) and (ii) above, Supplier shall pay all delivery costs and expenses to deliver the Items to the applicable destination point, and Tesla shall reimburse Supplier for all such reasonable costs and expenses if incurred and itemized by Supplier in accordance with this Agreement.

(iv) Insurance and Risk of Loss. In all events, Supplier shall be responsible to insure such Items during transport up to at least the Contract Price of such Item. Supplier shall be responsible for the risk of loss to Items until delivered to the applicable destination point and accepted by Tesla. In addition, Supplier’s responsibility for risk of loss continues with respect to any Items rejected by Tesla, or as to any Items for which acceptance is revoked, except if such loss is caused by the negligence or willful misconduct of Tesla’s employees.

7. Acceptance and Title Transfer. Title to Items will only transfer to Tesla upon acceptance of an Item. Acceptance shall occur only in the event that: (i) Tesla or its designee has received the Items at the specified destination point; and (ii) either (1) Tesla or its designee has entered the Items into Tesla’s internal systems, or (2) a period of five (5) days from the delivery of the Items has elapsed. At any point prior to acceptance, Tesla may reject and return any Items that does not conform to the applicable Specifications and incur no liability or obligation related to such Item. As to Items that are rejected and returned, Tesla may recover and offset or adjust payments in respect of such Items, including any costs or fees related to shipping and insuring such Items.

8. Payment.

(a) Invoices. Supplier will remit Items invoices to Teals no earlier than when the Items are shipped to Tesla and adhere to the invoicing requirements for suppliers as defined by Tesla. Payment by Tesla for Items shall be made within forty-five (45) days from end of month of delivery or month of receipt of valid invoice, whichever is later.

(b) Effect of Payment and Right to Offset. Tesla’s payment for Items shall not affect the time at which title to Items passes to Tesla nor shall it preclude revocation of acceptance. All payments shall be subject to adjustment for errors, shortages, non-conformities or defects. Tesla may at any time set off any amount owed by Tesla to Supplier against any amount owed by Supplier to Tesla.

9. Confidentiality and Prohibited Activities.

(a) General. “Confidential Information” means all information obtained by, disclosed to, or developed by Supplier and that is based on, incorporates, constitutes or derived from any of the following that were obtained, directly or indirectly, from Tesla: samples, schematics, drawings, designs, Specifications, internal data, manuals, forecasts, Orders, customer information and other technical, business, financial or trade secret information. Parties agree that such Confidential Information may be obtained by Supplier from Tesla during the term of business relations between Tesla and Supplier, or in connection with the negotiation, performance or

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

enforcement of the Agreement. Confidential Information does not, however, include information that (i) is or becomes a matter of public knowledge through no fault or act of Supplier; (ii) is rightfully received by Supplier from a third party not subject to restriction on disclosure of such information; (iii) is independently developed by Supplier without the use of any Confidential Information; or (iv) was rightfully in the possession of Supplier prior to its disclosure by or on behalf of Tesla; provided, however, that such information shall be Confidential Information to the extent that (1) such information constitutes specific information, even if it is embraced by more general information which is a matter of public knowledge or in the possession of Supplier, or (2) such information is a combination of individual items of information, even if that combination could be reconstructed from non-confidential sources if none of the non-confidential sources shows the whole combination and its principle of operation; and, provided further, that the sale or unrestricted disclosure of Items or other article or product made through a confidential manufacturing process of Tesla shall not be deemed to constitute a public disclosure of the process. Supplier shall use reasonable care to protect the confidentiality of Confidential Information, and in any event, Supplier shall use at least that degree of care that Supplier uses to protect its own like information.

(b) Permitted and Prohibited Activities. Except as expressly set forth in this Section 9 or agreed by Tesla in writing, Supplier (i) may use Confidential Information solely for the purpose of providing Items to Tesla, (ii) may provide Confidential Information only to those individuals who need to know such Confidential Information to provide Items to Tesla, provided that it is clearly marked as “Tesla Motors Confidential” and provided that such individuals have agreed in writing to protect Confidential Information pursuant to a non disclosure agreement as set forth in Section 17(b) below, and (iii) shall not use or disclose any Confidential Information for any other purpose, including: (A) reverse engineering the Items; (B) developing, designing, manufacturing, engineering, refurbishing, selling or offering for sale, any “Prohibited Replacement,” which means any good or service which may be used or sold as a replacement for any items or other good used on or with Tesla product for which Tesla provided Supplier with Confidential Information at any time, including modifications to any Item; or (C) assisting any third party in any manner to perform any such activities. In addition, Supplier shall not make or sell to any third party any Prohibited Replacement. Further, Supplier agrees not to disclose to Tesla any information that any third party regards as proprietary or confidential. Supplier’s obligations under this Section 9(b) shall not apply to any disclosure required by applicable law, court order or legal process, provided that Supplier shall (i) if permitted by applicable law, promptly notify Tesla of its intent to make such disclosure, which notice shall be in writing and delivered at least ten (10) days’ prior to the intended disclosure (or such shorter period as necessary to comply with applicable law), (ii) redact and keep confidential all financial terms and such other terms as agreed by the Parties after conferring in good faith and consistent with applicable law, and (iii) seek a protective order or confidential treatment from the tribunal or governmental agency for any agreements or other documents to be disclosed or filed, and disclose or file the minimum information and/or documents necessary to comply with applicable law, legal process or court order.

(c) Notice of Disclosure. Supplier shall, immediately upon becoming aware of it, give notice to Tesla of any unauthorized disclosure, misuse, theft or other loss of Confidential Information, whether inadvertent or otherwise.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

(d) Other NDA’s. During the business relationship between Supplier and Tesla one or more NDA’s may be, or may have been, entered into. In the event of an apparent conflict between or among provision(s) of this Agreement and any NDA, such provisions shall be read in a mutually consistent way, or if no such reading is reasonably possible, the provision(s) that are most protective of Confidential Information shall take precedence over conflicting or less protective provision(s).

(e) Equitable Relief. Supplier agrees that Tesla would suffer irreparable harm for which monetary damages are an inadequate remedy, and that equitable relief is appropriate, if Supplier were to breach or threaten to breach any obligations in this Section 9.

(f) Press Releases/Publicity Not Authorized. The existence and terms of this Agreement are Confidential Information. Except as permitted by Section 9(b) above, Supplier will not issue any press release, advertising, publicity or public statement or in any way engage in any other form of public disclosure that indicates Tesla’s relationship with Supplier or implies any endorsement by Tesla of Supplier or Supplier’s products or services, without the prior written approval of Tesla.

(g) Disposal of Confidential Information. Upon the termination or expiration of the Agreement, and otherwise upon the request of Tesla, Supplier will promptly return to Tesla all Confidential Information and all documentation that reveal or are based in any way on Confidential Information, and permanently eliminate the same from all of its computer and information storage systems. Supplier may, however, with Tesla’s prior written approval, destroy any Confidential Information or documentation, provided that Supplier certifies to Tesla the destruction of such Confidential Information or documentation. Thereafter, Supplier shall cease all use of Confidential Information. In addition, Supplier agrees it will immediately return to Tesla any materials provided to it to facilitate electronic access to Internal Tesla Data, including data access hardware, documents, software or other items.

10. Electronic Access to Internal Tesla Data.

(a) General. If Supplier is granted access to Internal Tesla Data then, in addition to Supplier’s obligations under Sections 9 and 11, the terms and conditions of this Section 10 shall apply. Supplier’s access to the Internal Tesla Data is subject to compliance with (i) the terms of use, if any, of the Tesla Web Site or such other database or intranet, as applicable, and (ii) any technical, security, and software licensing requirements of Tesla, including the issuance of passwords and requirements related to using Tesla’s virtual private network. Tesla may terminate Supplier’s right of access or change the method of access to the Internal Tesla Data at any time. In no event shall Supplier facilitate or enable access to Internal Tesla Data by any Sub-tier Supplier or other third party. In no event shall Supplier facilitate or enable access to Internal Tesla Data by its employees or contractors that may either cause to exceed the available number of authorized software licensing seats or violate the login authority (for example, improper sharing of a single user name and password by multiple users).

(b) Use. If Tesla grants Supplier access to the Internal Tesla Data, then Supplier shall have the limited right to download, store, display and use Tesla Internal Data for the sole

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

purpose of performing its obligations under this Agreement. Supplier may not use the Tesla Internal Data in any other way, commercially or otherwise. Unless otherwise notified by Tesla, Supplier may store copies of Internal Tesla Data on Supplier’s networks and information storage systems, provided, such Internal Tesla Data is stored either on hardware that is dedicated solely to Tesla, or otherwise separated from other information of Supplier, so that the Internal Tesla Data is not accessible to individuals except as authorized by this Agreement. If Tesla provides Supplier with any recommendations for establishing an interface or other methods of accessing the Internal Tesla Data, Supplier assumes all risk in implementing any such recommendation.

(c) Consent to Monitoring. Supplier agrees that its access to and use of Internal Tesla Data and all acts in connection with Tesla’s internal systems are recorded and may be monitored. Supplier expressly consents to such recording and monitoring. If such recording or monitoring reveals possible evidence of criminal activities involving any individual, then Tesla may provide such evidence to the appropriate law enforcement organization and take any other appropriate action.

11. Intellectual Property Rights.

(a) Definitions. “Works” means all works including without limitation all notes, code, art work, reports, documentation, drawings, creations, devices, models, works-in-progress, inventions, discoveries, specifications, works of authorship, know-how, technical information, work product, and/or other information. “IP Rights” means all rights, whether registered or unregistered, including all patents, copyrights, trade secrets, trademarks, service marks, trade names, mask works, moral rights and other proprietary rights in any jurisdiction.

(b) Tesla’s IP Rights. As between Tesla and Supplier, Tesla owns all right, title, and interest in IP Rights in or to any Works made, conceived, or developed by Tesla employees or contractors (“Tesla Personnel”), and all IP Rights acquired by Tesla or otherwise owned by Tesla. All IP Rights owned by Tesla as set forth in this Section 11(b), or transferred to Tesla by Section 11(d) or Section 17(b), are referenced in this Agreement as “Tesla’s IP Rights.”

(c) Supplier’s IP Rights. As between Tesla and Supplier, except as set forth in Section 11(d) and Section 17(b), Supplier owns all right, title and interest in IP Rights in or to any Works made, conceived or developed by Supplier employees or contractors, and all IP Rights acquired by Supplier or otherwise owned by Supplier. All IP Rights owned by Supplier are referenced in this Agreement as “Supplier’s IP Rights.”

(d) Assignment. Supplier irrevocably transfers and assigns to Tesla all IP Rights in or to (i) any Works made, conceived or developed by Supplier, either alone or with others, with the assistance (financial or otherwise), collaboration, input, involvement, or development efforts of Tesla or Tesla Personnel, and (ii) any Works that are not made, conceived, and developed independent of Tesla’s IP Rights (including Confidential Information). Supplier shall not improve, enhance, or modify any Works in which Tesla owns IP Rights without Tesla’s express prior written consent. In any event, if Supplier improves, enhances, or modifies any Works in which Tesla owns IP Rights, Supplier irrevocably transfers and assigns to Tesla all IP Rights in or to such improvement, enhancement, or modification. In the event that any of the foregoing transfers and

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

assignments by Supplier is to any extent ineffective, Supplier shall grant to Tesla an exclusive, royalty free, irrevocable, perpetual, worldwide license to make, use, market and sell such IP Rights.

(e) License. Tesla grants to Supplier a non-exclusive, revocable, royalty-free, limited and non-transferable license to use Tesla’s IP Rights solely for the purpose of performing Supplier’s obligations under this Agreement to manufacture and sell to Tesla Items under the Agreement. This license may be revoked by Tesla at any time, with or without cause, and shall expire in any event, if not sooner revoked, on the expiration or termination of the Agreement. Such license shall not be assigned or transferred in any way, except by limited sublicense to Sub-tier Suppliers for the sole purpose of providing Items to Tesla, or to Tesla-designated third parties, in accordance with this Agreement, and shall not succeed to or vest in any successor. Supplier acknowledges Tesla’s IP Rights are not capable of being independently exploited by Supplier other than in the context of this Agreement. As such, Tesla does not grant to Supplier any other license, right to sublicense or other right to or under any Tesla IP Right for Supplier’s own benefit to use in any other way, commercially or otherwise, or to provide or offer Items or other products or services to any party other than Tesla.

(f) Further Assurances. At no cost to Tesla, Supplier will take, and will cause its employees and agents to take, all actions reasonably requested by Tesla, from time to time, to fully vest, perfect or defend Tesla’s IP Rights. Such actions shall include providing documents and information useful or necessary to register, apply for or maintain any of Tesla’s IP Rights.

(g) License to Marks. Tesla grants to Supplier a non-exclusive, revocable, royalty-free, limited and non-transferable license to affix or install on Items those trademarks, service marks and trade names of Tesla’s (collectively, “Marks”) that are specified to be installed or affixed under Tesla Specifications for the Items. Such license of Marks is limited, revocable by Tesla, shall not be assigned, sublicensed or transferred in any way and shall terminate upon termination of this Agreement. Use by Supplier of all Marks shall be solely for the benefit of Tesla and as directed by Tesla. Supplier shall install and affix the Marks solely in accordance with Tesla’s specifications, packaging and labeling requirements and any quality requirements for the Marks or Items that Tesla may establish. Tesla may inspect Supplier’s facilities and examine Items at any time during normal business hours to monitor, or evaluate the quality of, the Marks affixed to the Items.

(h) Audit. Supplier shall permit Tesla, and cause its employees and agents to permit Tesla, to audit and verify compliance with Sections 9 and 11.

(i) Continuity of Supply for Essential Items. “Essential Item” means Items that, at any time, Tesla is not able to replace with a reasonably practicable commercial alternative within six (6) months or less of Tesla desiring to do so. Upon Tesla’s request, Tesla and Supplier will agree upon a mechanism to maintain Tesla’s continuity of supply with respect to an Essential Item, such as agreeing upon the terms of a “lifetime buys or executing a mutually agreeable escrow or license agreement.

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Confidential Treatment Requested by Tesla Motors, Inc.

12. Warranty.

(a) Supplier Warranty: Supplier represents and warrants that, for a period of [***] from the date of delivery to Tesla, the Items (i) will be free from defects in workmanship, material, and manufacture; (ii) will comply with the requirements of this Agreement, including all Tesla Specifications and manufacturing work instructions; and (iii) will be of merchantable quality and fit and suitable for the purpose intended by Tesla. Supplier further represents and warrants that (A) the Items will consist of new (not used or recycled) material, and (B) Tesla shall acquire good and marketable title to the Items, free and clear of all liens, claims and encumbrances. Further, to the extent that the design of Items is Supplier’s responsibility, Supplier represents and warrants that such design will be free from defects. Supplier acknowledges that Tesla’ intended use of the Items (as components in an electric motor vehicle for sale and use in various territories throughout the world, albeit initially and primarily the United States Of America) and expressly warrants that the Items covered by this Agreement have been selected, designed, manufactured, supplied and/or assembled by the Supplier will be fit and sufficient for the particular purposes intended by Tesla.

(b) Services. Supplier represents and warrants that, for a period of [***] from delivery to Tesla, all services performed in connection with this Agreement will be performed with reasonable skill and care, in a competent, professional and workmanlike manner, free from defects, and in accordance with the best professional practices in the industry. For the purposes of this Section 12, the results of any service performed by Supplier will be considered included in the term “Item.”

(c) Free from Infringement. Supplier represents and warrants that the Items, including the manufacture, use and sale of the Items, shall not give rise to, nor be subject to, any claim or liability for infringement of any intellectual property rights, including any patent, copyright, trademark, trade secrets, moral rights, confidential information or any other proprietary or intellectual property rights, of any third party, except to the extent that the infringement was unavoidably caused by Supplier’s compliance with a detailed design furnished and required by Tesla.

(d) Assignments of Warranty. Supplier hereby assigns and transfers to Tesla all warranties provided to Supplier with respect to the Items, or any portion thereof, and represents and warrants that such warranties are fully assignable to Tesla and by Tesla to its customers or subsequent purchasers of the Items.

(e) Remedies. If Items do not meet the warranty requirements set forth in this Agreement, Tesla may, at its option, (i) require Supplier to correct any defective or nonconforming Items by, at Tesla’s option, either repair or replacement; or (ii) return such defective or nonconforming Items to Supplier and recover from Supplier the Contract Price thereof; or (iii) correct the defective or nonconforming Items and charge Supplier with the cost of such correction; or (iv) purchase products comparable to the defective or nonconforming Items in the open market or from other suppliers, as deemed appropriate by Tesla, and, at Tesla’s option, charge Supplier with any reasonable cost differential between the price of the Items under this Agreement and the price paid, which cost may include premium fees for expedited delivery and administrative costs. In addition, Tesla may cancel the undelivered balance of the defective or nonconforming Items and/or terminate this Agreement pursuant to Section 21(a) (Termination for Default). If a defective or non-conforming Items damage other property of Tesla, Supplier shall pay all reasonable

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

costs to repair such damaged property as directed by Tesla, or, if repairing the property is not commercially reasonable, to replace it. As to any Items that are repaired, replaced or corrected under this Section 12, Supplier’s warranty shall continue to apply to such Items for (A) the full remaining balance of the original [***] term applicable to such Item, or (B) ninety (90) days from the date such repaired, replaced or corrected Items are received and accepted by Tesla, whichever period of time is greater. Upon request from Tesla, Supplier shall provide pre-approved returned material authorization (“RMA(s)”) to facilitate return of Items. Tesla may notify Supplier of defects and nonconformance and communicate its elected remedy by delivery of notice in the form of a “Supplier Corrective Action Request” (“Attachment 4”) and closed-loop corrective action processes.

(f) Extended Warranty; Epidemic Failure. Without limiting Tesla’s rights as specified elsewhere in this Section 12, if Items are discovered to be defective or nonconforming at a statistically higher rate than the rate applicable to such Items as established upon mutual agreement of the Parties and set forth in Attachment 1, (or if no rate is specified by agreement with respect to an Item, then [***] of such Items delivered in any three consecutive months), then, at no cost to Teals and at Tesla’s option, Supplier will (i) extend the warranty period for all such Items for no less than an additional [***] from the date on which the warranty for the Items would otherwise expire, and/or (ii) compensate Tesla for all expenses associated with correcting the defect/nonconformance, including field support, logistics (freight, duties), advanced exchange of a refurbished part, refurbishment, and any required upgrade cost including qualification.

(g) Timing. If Supplier receives notice that Items are defective or non-conforming, then Supplier will use the most expeditious manner possible to effect the action specified by Tesla, including the use of overnight delivery services for shipment of Items to and from Tesla. For any Items for which a repair or replacement timeline is identified in Attachment 1, Supplier will repair or replace such Items within such timeline. In all events, however, as to any Items that Tesla identifies as “production” or that are delivered by Supplier for the purposes of production, Supplier will replace or repair the defective or non-conforming Items within forty eight hours (48) from receipt of Tesla’s request.

(h) Costs. Supplier shall be solely responsible for all costs, fees and expenses in connection with fulfilling its obligations under this Section 12, including all labor, material, parts, shipping, taxes, customs and other costs, fees and expenses arising from, among other things, the removal, repair, replacement, reinstallation, inspection, shipping and testing of any defective or nonconforming items. If any such costs, fees or expenses are incurred or paid by Tesla (including, for example, the cost to remove such Items from a customer site), or if Tesla incurs increased costs as a result of Supplier’s breach of warranty (including without limitation overtime or increased shipping charges) or suffers lost productivity as a result of Supplier’s breach of warranty (including without limitation a reasonable estimate of the hourly cost to Tesla of Tesla’s employees whose time is wasted), Tesla may charge and bill such costs to Supplier, and may offset such costs against amounts otherwise due to Supplier from Tesla. All costs reimbursable to Tesla under this Section 12 shall be due and payable on demand.

13. Supplier Refurbishment Services. Upon Tesla’s request, Supplier and Tesla shall negotiate in good faith to enter into an arrangement.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

14. Supplier Performance Plan. Tesla and Supplier will jointly develop a supplier performance plan. Supplier agrees to self-monitor its performance, at both corporate and operational site levels, against the performance targets established in the plan. At least quarterly, Supplier will submit to Tesla its actual performance against performance targets.

15. Manufacturing and Quality Requirements.

(a) Production Part Approval Process (“PPAP”). Tesla and Supplier shall follow the PPAP requirements set forth in “PPAP Submission Workbook” (“Attachment 5”). Supplier shall provide all necessary documentation.

(b) Design and Process Change Communication. After Tesla has approved the PPAP Submission, Supplier shall not make any change to the design (firmware, hardware or software) of the Items that may alter the Specifications or the form, fit, function or interchangeability of parts without first informing and obtaining approval from Tesla. Supplier will not make, or permit Sub-tier Suppliers to make, changes to the manufacturing process of such Items, including a transfer of any portion of the design, manufacturing, or assembly process to a different facility, without first obtaining such approval from Tesla.

(c) Other Changes and Equitable Adjustments. Tesla may, upon notice to Supplier, submit Engineering Change Orders (“ECOs”) or request other changes within the scope of the Agreement with respect to any of the following: (i) Specifications; (ii) the place and date of delivery of Items; or (iii) the place, date and manner of inspection or acceptance of Items. Supplier agrees that it will use reasonable efforts to accommodate such requests in a timely and cost effective manner. If any request for such changes causes an increase or decrease in the cost of or time required for performance of the Agreement, Supplier may propose, and Tesla will then consider, an equitable adjustment in the Contract Price or delivery schedule, or both, and if the Parties agree to an adjustment, the Agreement shall be modified in writing accordingly. If Tesla and Supplier are unable to agree upon an equitable adjustment, then Tesla may remove the affected Items from this Agreement without affecting the remaining Items, and Supplier shall not be required to supply the Items as modified by the ECO to Tesla. No claim by Supplier for adjustment under this subsection shall be valid unless in writing and received by Tesla within thirty (30) days from the date of Supplier’s receipt of the notice of such change; provided, however, that such period may be extended upon the written approval of Tesla.

(d) Quality Requirements. Supplier shall comply with Tesla’s quality requirements set forth in Attachment 6 entitled “Tesla Motors Supplier Handbook”.

(e) Minimum Environmental, Health & Safety Requirements. Supplier shall comply with, and shall cause Sub-tier Suppliers to comply with, any applicable environmental, health or safety law, rule, regulation, order, decree or ordinance.

(f) Safety Notices. In addition to any of Supplier’s obligations under this Agreement or Supplier’s or Sub-tier Suppliers’ obligations imposed by law, Supplier will immediately notify Tesla of any known or suspected safety issues related to Items (including component or material issues).

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

16. Management of Finished Goods Inventory.

(a) Designation of Inventory Liability Items. Tesla may designate certain Items as “Inventory Liability Items” by (i) reporting a non-zero “Target Inventory” quantity for those items in an authorized inventory planning tool, or (ii) identifying items as an Inventory Liability Items on Attachment 1, or otherwise providing Supplier with written or electronic notice of such designation. So that Tesla can set appropriate Target Inventory quantities, Supplier shall actively maintain accurate lead times for all Items in such authorized inventory planning tool, using the definition of “lead time” designated by Tesla from time to time for this purpose. Supplier agrees to manufacture and stock such Inventory Liability Items in accordance with this Section 16; and/or, if requested by Tesla, a separate written agreement between Tesla and Supplier.

(b) Forecasts. Tesla may periodically issue to Supplier rolling forecasts setting forth projected demand for Items (“Tesla Forecasts”). Tesla Forecasts are intended for planning purposes only and shall not constitute a binding purchase commitment of Tesla. If Tesla designates a Inventory Liability Items under Section 16(a)(ii), and does not specify a “Target Inventory” quantity for it in an authorized inventory planning tool, then that Item’s Target Inventory quantity shall equal the two (2) weeks forecasted demand for that Items in the most recent and most specific Tesla’s Forecast for that Item. (The Parties may modify this number of weeks for any particular Items in Attachment 1.)

(c) Inventory Levels and Tracking Requirements. Unless otherwise designated in Attachment 1 or a separate written agreement, Supplier will maintain the “Target Inventory” quantity, if any, of each Inventory Liability Items as specified by Tesla from time to time. All Inventory Liability Items manufactured by Supplier to meet a then-current Target inventory quantity shall be considered “Finished Goods Inventory” under this Agreement. When Supplier is creating inventory levels to satisfy required Target Inventory levels of Finished Goods Inventory, any reduction in quantity of Items that were ordered pursuant to an Order, or any quantity of Items ordered pursuant to an Order that is later cancelled by Tesla, shall be returned to Supplier’s inventory and Supplier will increase its inventory levels accordingly. Supplier shall monitor and report its work-in-process and Inventory Liability Items count to Tesla for all Finished Goods Inventory.

(d) Claim for Reimbursement of Excess Items. If Tesla has not taken delivery of any unit of a Inventory Liability Items in Finished Goods Inventory within twelve (12) months from the date of Tesla’s last receipt of any such unit, Supplier may then submit a claim for reimbursement for such Items (“Excess items”) to Tesla within thirty (30) days from the end of such twelve (12) month period. Supplier’s failure to submit such a claim within this thirty (30) day period shall constitute waiver of any claim for reimbursement for Excess Items and Tesla shall be released from all liability relating to such Excess Items.

(e) Claim for Reimbursement of Obsolete Items. An Inventory Liability Items in Finished Goods Inventory will be considered an “Obsolete Item” when Tesla provides notice to Supplier that such Inventory Liability Item is an “Obsolete Item.” If Supplier desires to submit a claim for costs associated with Obsolete Items, then Supplier shall submit a claim for such Obsolete Items within thirty (30) days from the date on which Tesla notifies Supplier that the Inventory

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

Liability Items are Obsolete Items. Supplier’s failure to submit such a claim within this thirty (30) day period shall constitute a waiver of any claim for reimbursement for such Obsolete Items and Tesla shall be released from all liability relating to such Obsolete Items.

(f) Scope of Claim. Tesla will not be liable for Finished Goods Inventory other than as described in this Section 16. In addition, no claim for reimbursement or payment for Finished Goods Inventory shall be made in the following situations: (i) any termination by Tesla pursuant to Section 21(a) (Termination for Default); (ii) if Supplier has introduced design or product changes; (iii) Supplier errors in production; (iv) if Supplier has been paid for such Items previously or has made a claim for reimbursement or payment for such Items previously; (v) if such Items are “Commercial Off-the-Shelf Items” meaning Items that are standard or stock items in the industry or have been manufactured to Supplier’s specifications in contrast to Items manufactured to build-to-print specifications of Tesla or its customer; (vi) if Supplier has failed to fulfill its obligations to meet with Tesla in accordance with Section 16(i), unless Supplier is unable to do so because of actions of Tesla; (vii) if such Items were not disclosed by Supplier to Tesla on each report required by Section 16(i) when each such report was due; or (viii) if Supplier fails to participates in Tesla’s ECO process as reasonably requested by Tesla, including without limitation providing accurate information about such Items that will be affected by a proposed ECO and that Supplier has in inventory or on order so that Tesla can plan its ECO implementation to minimize the quantity of on-hand and/or on-order Items that will be made obsolete by the ECO.

(g) Claim Process. Any claim made under this Section 16 will be addressed based on negotiated settlement between Tesla and Supplier. Supplier is responsible for disassembling Inventory Liability Items in Finished Goods Inventory down to a usable level and otherwise making all efforts to mitigate the cost to Tesla in any such claim. Any claim shall be supported by reasonable evidence including a detailed listing of the relevant Inventory Liability Items by part number and quantity; documentary evidence that the quantity was manufactured to meet a Target Inventory required for that Inventory Liability Items and was not subsequently purchased by Tesla; and a detailed description of Supplier’s efforts to mitigate the costs to Tesla. Supplier’s claim will be based solely on costs incurred as a result of Tesla’s actions or obsolescence. No profit or opportunity costs shall be considered in calculating such claims. Tesla reserves the right to physically audit the inventory levels identified in the claim. Such audit shall be conducted in accordance with Section 19(e) (Financial Statements and Right to Audit).

(h) Disposal of Excess and Obsolete Items. Supplier agrees to physically dispose of all Excess and Obsolete Items as directed in writing by Tesla. Excess and Obsolete Items that are to be delivered to Tesla’s facilities must be delivered in accordance with the requirements of this Agreement and/or any supplemental instructions provided by Tesla. In lieu of delivery to Tesla, Tesla may require that Supplier destroy or otherwise scrap the Excess and Obsolete Items so that they are non-functional, and Supplier shall comply with this requirement in accordance with Tesla’s instructions and provide Teals with a certification of destruction.

(i) Materials Liability Review Meetings. Designated representatives of each party shall attend a meeting (each, an “Inventory Review Meeting”) at the beginning of each Tesla fiscal quarter at such dates and times as agreed to between the Parties. On the business day immediately before each Inventory Review Meeting (or by the tenth day of the first month of each

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

Tesla fiscal quarter, whichever comes first), Supplier shall provide a report in Microsoft Excel format (or another mutually agreed-upon written or electronic format) to Tesla identifying Supplier’s on-hand and on-order inventory levels for all Finished Goods Inventory, listed by Tesla part number, and showing (1) quantity on hand, (2) quantity on order, (3) the number of weeks since Tesla issued an Order for that part number, (4) the quantity of that Items that Tesla has forecasted it will order in the next 13 weeks (if any), and (5) where Tesla’s forecasted demand is lower than Supplier’s on-hand and on-order quantities, a description in reasonable detail of all actions taken by Supplier to mitigate or reduce Tesla’s liability with respect to such on-hand and on-order quantities. At each Inventory Review Meeting, the Parties will share information to coordinate their combined operations, and discuss the report provided by Supplier. From time to time, the Parties may mutually agree upon the specific format for Supplier’s report and Supplier shall thereafter provide such report in the agreed-upon format; however, no failure to agree on a format shall relieve Supplier from providing this report in a commercially reasonable format when and as required by this Section 16(i).

17. Management of Sub-tier Suppliers.

(a) Sub-tier Suppliers. After Tesla has approved of the PPAP Submission, Supplier and its Sub-tier Suppliers shall not subcontract with any new or different Sub-tier Supplier as to such Items without the prior written approval of Tesla. Supplier agrees to inform Tesla of any process or Sub-tier Supplier changes related to Items (including, for example, obsolescence of components, any changes in the manufacturing process of a Sub-tier Supplier, or a transfer of any portion of the design, manufacturing, or assembly process to a different facility), not less than one hundred eighty (180) days prior to the date the Supplier or Sub-tier Supplier is contemplating the implementation of the change.

(b) Sub-tier Supplier’s Obligations. Supplier will ensure that all Sub-tier Suppliers have entered into signed, written agreements with Supplier obligating the Sub-tier Suppliers to undertake each action that is required of Sub-tier Suppliers by another provision of this Agreement, and to comply with the following provisions:

(i) Sub-tier Suppliers shall comply with all Specifications, quality, manufacturing and other technical requirements that may be necessary in order for the Sub-tier Supplier to timely deliver conforming Items, or any portion thereof, to the Supplier for the benefit of Tesla.

(ii) Supplier Related Persons will take all actions with respect to Tesla IP Rights and Marks that Supplier is obligated to take by Section 11, including all actions reasonably requested by Tesla to vest, perfect and defend Tesla IP Rights, and to use and protect Tesla IP Rights and Marks solely for the benefit of Tesla upon substantially similar terms to those set forth in Section 11 above.

(iii) All Supplier Related Persons and designated third parties who are authorized to receive or obtain (directly or indirectly) Confidential Information (collectively, “Recipients”), shall agree, prior to the Recipient obtaining any Confidential Information, to be obligated to hold all Confidential Information in confidence and not to use the Confidential

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

Information in any way, except on behalf of Supplier in performing its obligations hereunder for the benefit of Tesla, and to protect the Confidential Information and not to engage in prohibited activities, upon substantially similar terms to those set forth in Section 9 above,

(iv) Sub-tier Suppliers shall provide Supplier with sufficient prior written notice of all design, process, manufacturing, component obsolescence and facility changes contemplated by Sub-tier Suppliers to ensure that Supplier will comply with its notification obligations to Tesla under Sections 15 and 17(a) of this Agreement.

Upon Tesla’s request, Supplier will (A) provide Tesla with copies of all such agreements with Sub-tier Suppliers, Supplier Related Persons or other Recipients that implement Supplier’s obligations under this Section 17(b); (B) actively enforce Supplier’s rights under such agreements for the benefit of Tesla, including but not limited to retrieving Confidential Information from Supplier Related Persons; (C) assign to Tesla any such agreement between Supplier and Supplier Related Person (and Supplier shall not enter into any agreement restricting such an assignment); and (D) cause Sub-tier Suppliers or Supplier Related Persons to enter such an agreement directly with Tesla.

(c) Mandated Sub-tier Suppliers. “Special Process” means a process that is specifically designated as such by Tesla, which may include, but is not limited to, causing a metallurgical change to the base material such as heat treating, forging or hardening processes; joining materials by welding, brazing, or other bonding process; or providing a coating or surface treatment such as cleaning, electro-polishing, plating, painting, or anodizing. Upon Tesla’s request, Supplier will use (and cause Sub-tier Suppliers to use) only one or more of the designated suppliers.

18. Product and Training Support.

(a) Supplier Response. Supplier will provide technical assistance and product support services to Tesla at no additional charge. Supplier agrees to provide an initial response (via telephone or electronically) to any Inquiry from Tesla within two (2) business days. If Supplier is requested by Tesla to provide an in-depth failure analysis of Items failures, Supplier agrees to provide timely analysis and feedback to Tesla.

(b) On-Site Support Requirements. As determined by Tesla, Supplier may be asked to provide appropriate or necessary personnel to support on-site operations at Tesla’s facilities or at a third-party site designated by Tesla. On-site representatives shall comply with all requirements of Tesla or such third-party with regard to such support. Unless otherwise agreed, such support will be provided at no cost.

(c) Training Support. Upon Tesla’s request, Supplier shall provide repair, maintenance and trouble-shooting training and related documentation for the Items to Tesla representatives. The Parties will mutually agree on the items to be included in the training and the specific content and level of training to be provided.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

19. Electronic Communication and Documentation.

(a) General. The Parties acknowledge that they are relying upon electronic means, in addition to email and facsimile transmissions, to exchange Orders and other delivery and order information. Supplier agrees to communicate with Tesla using the standards designated by Tesla. To the extent communication through electronic means is inaccessible or made otherwise unavailable due to technical difficulties or due to the effect of any law or regulation governing electronic transactions, the Parties agree (i) that any delivery or order information received electronically prior to the date of such inaccessibility or unavailability will remain valid; and (ii) to conduct, to the extent possible, their transactions by other than electronic means.

(b) Documentation Format Requirements. With each PPAP Submission delivered hereunder, Supplier shall provide to Tesla one (1) set of electronic files of product, repair, maintenance and support documentation for such Items in accordance with Attachment 5 entitled “PPAP Submission Workbook”. Electronic files shall be source files in either Microsoft® Excel, or Adobe® PDF, or other mutually agreed upon format. If such documentation is not a part of Tesla’s IP Rights, then Tesla shall have the right to use, copy, display, modify, reproduce and distribute such documentation as Tesla deems necessary to support the Items. Tesla may post, or require Supplier to post, such documentation on a Web-based tool accessible by Tesla and its customers.

(c) Field Support Requirements. Supplier agrees that Tesla may provide technical assistance, product maintenance and service to Tesla’s customers relating to Items and that the provision of any such services by Tesla shall not invalidate or relieve Supplier of its obligations, including warranty obligations, under this Agreement.

(d) Tesla Unique Prototype Items or Subassemblies Documentation. Upon Tesla’s request, Supplier shall provide to Tesla all current and complete Specifications, including designs, and drawings for (i) all Tesla unique build-to-print Items, including prototype and subassembly items; and (ii) those Items, or any components thereof, purchased by Supplier from a Sub-tier Supplier (collectively, “Support Items”) (digital drawings format preferred) and shall further provide assistance in understanding and implementing the Specifications as to Support Items. Supplier shall provide a complete bill of materials, reflecting as-manufactured or produced Support Items, including Supplier part number and vendor or manufacturers’ part number for purchased Support Items and Tesla’s part number for cross-reference. Supplier shall provide a list of recommended spare parts, with associated prices, for all bills of materials down to the lowest level. All Support Items Specifications are the sole property of Tesla. Any changes to process or bills of materials must comply with the terms of this Agreement. If Supplier is purchasing Support Items from Sub-tier Suppliers, Supplier agrees that upon written notice from Tesla, it will assign to Tesla any such agreement between Supplier and Sub-tier Supplier, and Supplier will not enter into any agreement restricting such assignment.

(e) Financial Statements. If Supplier has securities registered with the Securities Exchange Commission (“SEC”) pursuant to Section 12 of the Securities Exchange Act of 1934, Supplier shall timely submit all financial statements and reports as required by SEC rules. Otherwise, upon Tesla’s request, Supplier will provide Tesla with financial statements and other financial information relating to Supplier’s business and operations as Tesla may reasonably request.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

20. Continuity of Supply.

(a) Performance Constraints. Supplier is responsible for anticipating and promptly notifying Tesla of (i) any inability on its part or its Sub-tier’s part to perform their respective obligations under this Agreement; and (ii) any breach of a provision of this Agreement.

(b) Disaster Recovery Plan. Upon Tesla’s request, Supplier shall provide to Tesla reasonable information describing its disaster recovery plan that includes emergency back-up capacity, and appropriate record protection and recovery.

(c) Tooling. For up to ninety (90) days after the Term, upon Tesla’s request, Supplier agrees to itemize and/or sell to Tesla any tooling that is built or procured by Supplier that is unique to the Items and relevant to the manufacture, testing or maintenance of Items. The purchase price of such tooling shall be at the book value. If Tesla provides notice of its election to purchase such tooling, upon Tesla’s payment, title shall transfer to Tesla. If at any time Supplier receives tooling furnished by or purchased from or by Tesla, Supplier shall comply with the terms of Attachment 7 entitled “Tesla Tooling and Property Requirements.”

(d) Wind Down. In the event of, or in preparation for, the expiration or a termination of the Agreement for any reason, Supplier shall use commercially reasonable efforts to transfer, or cooperate fully with Tesla to enable Tesla to transfer, the performance of Supplier’s obligations under the Agreement to Tesla or a third party supplier designated by Teals, in a manner that (i) minimizes the time to complete such transfer; (ii) maintains the highest quality and performance to ensure the adequate supply of Items; and (iii) causes no disruption to Tesla’s customers’ requirements.

(e) Availability Assurance and After-Sales. Unless expressly excluded, all provisions contained within this Agreement shall apply to the supply of after-sale Items, and:

(i) Supplier agrees to maintain capabilities necessary to provide technical and service support to Tesla and/or its designated third party as to any Items for a minimum of twelve (12) years from the date of final shipment of Items to Tesla;

(ii) After sales pricing to be agreed and attached as an addendum to this Agreement at a later date.

(iii) If, during the period detailed in Section 20 (e)(i) above, Tesla does not order one particular Item in a rolling 12 month period then the Supplier will be entitled to request Tesla’ written permission to cease supply of such item. The Supplier shall not be entitled to cease supply of such Item until it has provided Tesla with written notice of not less than 2 months of its intent to cease supply of such Items and obtained Tesla’ permission.

(iv) In the event that Tesla provides its consent in accordance with Section 20 (e)(iii) above, Tesla may notify the Supplier that it wishes to make a “last time buy” at prices not higher than the Contract Prices. The Supplier will be obliged to fulfill the “last time buy” upon the terms of this Agreement.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

21. Termination.

(a) Termination for Default.

(i) Notice By Tesla. Tesla may give Supplier notice of default of this Agreement or of any Order if (1) Supplier fails to deliver Items in accordance with the delivery times, Specifications, and other requirements of this Agreement, or otherwise materially breaches this Agreement; (2) Supplier anticipatorily repudiates any material provision of this Agreement and fails to provide adequate assurance to Tesla of Supplier’s future performance; or (3) Supplier becomes insolvent, files a petition for relief under any bankruptcy, insolvency or similar law, or makes an assignment for the benefit of its creditors.

(ii) Notice By Supplier. Supplier may give Tesla notice of default of this Agreement, if (1) Tesla materially breaches Section 8, 11, or 26(a) of this Agreement; (2) Tesla anticipatorily repudiates Section 8, 11, or 26(a) of this Agreement and fails to provide adequate assurance to Supplier of Tesla’s future performance; or (3) Tesla becomes insolvent, files a petition for relief under any bankruptcy, insolvency or similar law, or makes an assignment for the benefit of its creditors.

(iii) Notices of Default and Cure Period. Any notice of default shall be in writing, reference this Section 21(a), state whether the notice relates to a specified Order (under (i) above) or to this Agreement (under (i) or (ii) above), and specify the basis for such notice (the “Defaulting Condition”). No cure period shall be available, and this Agreement shall terminate immediately, at the non — defaulting party’s option after the notice of default, if (1) the Defaulting Condition is a negligent, knowing or willful material breach of Section 9 or Section 11, or (2) the Defaulting Condition cannot reasonably be cured. No cure period shall be available for termination of an Order for default. For all other Defaulting Conditions, the defaulting party shall have ninety (90) days in which to cure the Defaulting Condition, and the Agreement shall not terminate if the defaulting party cures the Defaulting Condition within such cure period.

(iv) After Termination for Default. Upon any termination by Tesla pursuant to this Section 21(a), Supplier shall: (1) continue to supply any portion of the Items for which this Agreement is not cancelled; (2) be liable for additional costs, if any, incurred by Tesla for the purchase of similar goods and services to cover such default; and (3) at Tesla’s request, transfer title and deliver to Tesla: (A) any completed Items, (B) any partially completed Items, and (C) all unique materials and tooling subject or relating to the termination. Termination of the Agreement under this Section 21(a) shall constitute “cancellation” under the Uniform Commercial Code as adopted in California.

(b) Termination of an Order for Convenience.

(i) In addition to either Party’s rights under Section 2(b) and under Section 21(a), Tesla may terminate any Order in whole or in part at any time for Tesla’s convenience by giving Supplier notice which shall state the extent of the termination and the conduct required of Supplier in connection therewith. Such a cancellation may be for any reason including a reduction in the quantity of an Items ordered under an Order. Supplier will use commercially reasonable efforts to mitigate any damages incurred in connection with such termination. Within ninety (90) days from the date on which Supplier receives such notice, Supplier shall deliver to Tesla a written

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

claim for all of Supplier’s damages incurred in connection with the termination (“Termination Charges”), in the form and containing such documentation as required by Tesla. In no event, shall Termination Charges include any damages relating to Commercial Off-the-Shelf Items.

(ii) Failure by Supplier to deliver such claim for Termination Charges within this 90-day period shall constitute a waiver by Supplier of all claims against Tesla as to Termination Charges and a release of all Tesla’s liability arising out of such termination.

(iii) If Tesla does not agree with the amount specified in Supplier’s claim for Termination Charges, Tesla and Supplier will attempt to agree upon a reasonable amount for Termination Charges. If Tesla and Supplier fail to agree upon such an amount within six (6) months after receipt by Tesla of the claim for Termination Charges from Supplier, then the Termination Charges will be conclusively presumed to be the sum of the following as to Items for which the termination applies (provided that no costs shall be duplicated): (1) the unpaid Contract Price for all Items delivered to Tesla pursuant to the Order prior to the date of Tesla’s termination; (2) the Contract Price for all Items ordered pursuant to the Order and completed in accordance with the Agreement but not delivered to Tesla prior to the date of termination, provided such Items are promptly delivered to Tesla; (3) the actual costs for work-in-process incurred by Supplier relating to Items ordered pursuant to the Order, less any costs related to Commercial-Off-The-Shelf components either manufactured or procured by Supplier, and an amount representing a fair and reasonable profit on such costs; and (4) the reasonable, out-of- pocket costs paid by Supplier to its Sub-tier Suppliers as a direct result of Supplier’s cancellation of work being performed by such Sub-tier Suppliers or Supplier’s termination of contracts with such Sub-tier Suppliers. Tesla’s obligation to pay costs pursuant to clauses (3) and (4) above shall be subject to Supplier’s obligation to use commercially reasonable efforts to mitigate any such costs.

(iv) This Section 21(b) sets forth Supplier’s sole remedies, and Tesla’s entire liability to Supplier, in the event of a termination of an Order by Tesla for convenience, other than Supplier’s remedy and Tesla’s liability as set forth in Section 16.

(c) Post Termination Consequences. On the date of termination or expiration of the Agreement for any reason, Supplier shall (i) stop work being performed by Supplier pursuant to the Agreement, (ii) cancel orders for parts and/or materials with Supplier’s Sub-tier Suppliers and cease ordering any such parts and/or materials, (iii) cancel work being performed by Supplier’s Sub-tier Suppliers, (iv) cancel any sublicense granted to Sub-tier Suppliers in accordance with this Agreement, (v) at Tesla’s request, assign to Tesla Supplier’s interests in contracts with Supplier’s Sub-tier Suppliers, (vi) furnish Tesla with release of claims from Supplier’s Sub-tier Suppliers resulting from orders and/or work canceled by Supplier, (vii) protect all property in which Tesla has or may acquire an interest, (viii) fully cooperate with Tesla to minimize any adverse effect on Tesla or its customers, and (ix) perform those other obligations set forth in this Agreement upon the termination or expiration of this Agreement.

22. Disclaimer and Limitation of Liability. Notwithstanding anything else in this Agreement, in no event shall Tesla be liable to supplier or to any other person or entity with respect to any subject matter of this Agreement, under any equity, common law, tort, contract, estoppel, negligence, strict liability or other theory, for any (a) incidental, special, punitive, consequential or

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

indirect damages or (b) damages resulting from loss of sale, business, profits, data, opportunity or goodwill, even if the remedies provided for in this Agreement fail of their essential purpose and even if Tesla has been advised of the possibility of any of the foregoing damages.

23. Indemnity by Supplier.

(a) Supplier shall defend, indemnify and hold harmless Tesla from and against any and all third party claims, demands, suits, actions, losses, penalties, damages (whether actual, punitive, consequential or otherwise), authorized settlements, and all other liabilities and associated costs and expenses, including attorney’s fees, expert’s fees, costs of investigation and other costs of litigation (all of the foregoing being collectively called “Indemnified Liabilities”), arising out of or relating to (i) Supplier’s breach of any provision of the Agreement; (ii) any negligent, grossly negligent or intentional acts, errors or omissions by Supplier, its employees, officers, agents or representatives, except to the extent caused by the negligence or intentional misconduct of Tesla; or (iii) strict liability or products liability with respect to or in connection with the Items; (iv) any claim by a Sub-tier Supplier against Tesla relating to goods or services provided to Supplier; or (v) the actual or alleged infringement or misappropriation of patent, copyright, trademark, trade secret rights, confidential information, proprietary rights, or other rights of a third party, (collectively, a “Third Party IP Right”), except to the extent that the infringement or misappropriation was unavoidably caused by Supplier’s compliance with a detailed design furnished and required by Tesla. The indemnity by Supplier in favor of Tesla shall extend to Tesla, its officers, directors, employees, agents and representatives and shall include, and is intended to include, indemnified liabilities which are determined by a court of competent jurisdiction to be the result of acts or omissions of Supplier as a joint tortfeasor. If Supplier is liable only as a joint tortfeasor, then Supplier’s liability shall not extend to that portion of liability determined by the court to be the result of acts or omissions of Tesla. In addition to Supplier’s obligations as to Indemnified Liabilities that arise under clause (v), Supplier shall, at Tesla’s option (1) procure for Tesla and its customers the right to continue to use, sell and resell any affected Item, (2) with respect to a claim for infringement, modify the affected Items so that it is no longer infringing, or (3) replace any affected Items with a non-infringing good or service comparable to the affected Item. If none of these alternatives are possible, Tesla shall have the right to return or destroy, at Tesla’s option, any affected Items for a full refund of the purchase price, plus applicable transportation costs.

(b) In the event of any such Indemnified Liabilities, Tesla shall (i) promptly notify Supplier of such indemnified Liabilities and the identity of the Tesla’s legal counsel; (ii) at Supplier’s expense, reasonably cooperate with Supplier in the defense of such claim; and (iii) not settle any such Indemnified Liabilities without Supplier’s written consent, which shall not be unreasonably withheld or delayed. Supplier shall keep Tesla informed at all times as to the status of Supplier’s efforts and consult with Tesla and/or its counsel regarding such efforts. Supplier shall not settle any such claim without the prior written consent of Tesla, which shall not be unreasonably withheld or delayed. Failure by Tesla to give notice of the Indemnified Liabilities to Supplier shall not relieve Supplier of its indemnification obligations hereunder except to the extent, if any, that Supplier has actually been prejudiced hereby.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

(c) This Section 23 sets forth the entire obligation of Supplier to Tesla and Tesla to Supplier as to Indemnified Liabilities arising from the actual or alleged misappropriation or infringement of any Third Party IP Right.

24. Import and Export Requirements.

(a) General. Supplier agrees it will be required to deliver Items to, and receive Items from, locations outside of the United States. Supplier will comply with all applicable export control laws or regulations promulgated and administered by the laws of the United States or the government of any other country with jurisdiction over the Parties or the transactions contemplated by this Agreement (“Export Laws”) including the obligation that Supplier shall not export, re export or otherwise disclose, directly or indirectly, Items or technical data received from Tesla or the direct product of such technical data or Items to any person or destination when such export, re-export or disclosure is in violation of Export Laws. Supplier will provide Tesla with any and all information that may be required to comply with Export Laws, including applicable “Export Control Classification Numbers,” documentation substantiating U.S. and foreign regulatory approvals for the Items, and information required by Customs officials to substantiate the value of imported Items including any adjustments in valuation attributable to “assists” as defined by U.S. Customs regulations. All required export and import information shall be sent to the attention of: Manager, Compliance, Tesla Motors, 1050 Bing Street, San Carlos, CA 94070; or any agent so designated by Tesla.

(b) Country of Manufacture. Items shall be marked with the country of origin as required by Export Laws. Supplier shall provide Tesla with a written statement identifying for each Items delivered the (i) Tesla part number and (ii) the country of manufacture. This data shall be provided to Tesla upon Tesla’s request.

(c) Duty Drawback. Supplier will provide Tesla or its agent with U.S. Customs entry data and information that Tesla determines is necessary for Tesla to qualify for duty drawback. Such data shall include information and receipts for duties paid, directly or indirectly, on all Items which are either imported or contain imported parts or components. Information related to serial numbers, unique part numbers, lot numbers and any other data which will assist Tesla in identifying imported Items sold to Tesla shall also be provided. At the time of delivery of the Items, but in no event later than thirty (30) days after each calendar quarter, Supplier will provide said documents accompanied by a completed Certificate of Delivery of Imported Merchandise or Certificate of Manufacture and Delivery of Imported Merchandise (Customs Form 331) as promulgated pursuant to 19 CFR 191, or successor regulations.

25. Insurance.

Supplier shall maintain (i) comprehensive general liability insurance covering bodily injury, property damage, contractual liability, products liability and completed operations; (ii) Worker’s Compensation and employer’s liability insurance; and (iii) auto insurance, all in such amounts as are necessary to insure against the risks to Supplier’s operations, but in no event less than the following minimum amounts:

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

Insurance	Minimum Limits of Liability

Worker’s Compensation	Statutory
Employer’s Liability	$1,000,000
Automobile Liability	$1,000,000 per occurrence
Comprehensive General Liability (Including Products Liability)	$1,000,000 per occurrence
Umbrella/Excess Liability	$1,000,000 per occurrence

All policies must be primary and non-contributing, shall have a deductible amount that is not commercially unreasonable, and shall include Tesla as an additional insured. Supplier also waives all rights of subrogation. Supplier will require and verify that each of its Sub-tier Suppliers carries at least the same Insurance coverage and minimum limits of insurance, as Supplier is required to carry pursuant to the Agreement. Supplier shall notify Tesla at least thirty (30) days prior to the cancellation or implementation of any material change in the foregoing policy coverage that would affect Tesla’s interests. Upon request, Supplier shall furnish to Tesla as evidence of insurance a certificate of insurance stating that the coverage will not be canceled or materially altered without thirty (30) days prior notice to Tesla.

26. Miscellaneous.

(a) Assignment. This Agreement shall be binding on, and inure to the benefit of, the Parties and their respective permitted assigns. Supplier shall not assign or otherwise transfer this Agreement or any of Supplier’s rights or obligations hereunder, in any manner, without the prior written consent of Tesla, which shall not be unreasonably withheld.

(b) Change in Control. Supplier will notify Tesla immediately of Suppliers intent (or any other person’s intent, to the extent Supplier is aware of it) to effect any sale of all or substantially all of Supplier’s assets, any consolidation, merger or other transaction involving the sale or transfer of ten percent (10%) or more of Supplier’s capital stock or similar ownership interest of Supplier.

(c) Waiver. If either Party fails to insist on performance of any term or condition, or fails to exercise any right or privilege hereunder, such failure shall not constitute a waiver of such term, condition, right or privilege.

(d) Survival of Obligations. Termination or expiration of this Agreement will not relieve either Party of its obligations under Sections 8(c), 9, 11(a) — (f), 11(h), 12, 17(b), 18, 19(c)—(e), 20 — 23, 26(c) — (e), (h), (i), and (l) – (r), nor will termination or expiration relieve the Parties from any liability arising prior to the date of termination or expiration.

(e) Severability. Any provision of this Agreement that is held unenforceable or invalid for any reason by a court of competent jurisdiction shall be severed from this Agreement, and the remainder of the Agreement shall continue in effect; provided, that such unenforceable or invalid provision shall be given effect to the maximum extent then permitted by law.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

(f) General Compliance with Laws and EEO Regulations. Each Party represents, warrants and agrees that (i) such Party’s execution, delivery and performance of this Agreement will not conflict with or violate any applicable law, rule, regulation, order, decree, or ordinance; and (ii) such Party shall comply with the requirements of 41 CFR §§ 60-1.4(a) –250.5(a), and – 741.5(a), if applicable, relating to equal opportunity clauses pertaining to government contracts.

(g) No Gratuity. Neither Party will offer or give any gratuity to induce any person or entity to enter into, execute or perform the Agreement or any other agreement with between the Parties.

(h) Governing Law, Exclusive Forum. This Agreement is governed by UK law.

(i) General Representations. Each Party represents and warrants as follows: (i) such Party is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization; and (ii) such Party’s execution and delivery of this Agreement and performance of its obligations hereunder will not (1) violate any provision of the charter, bylaws or other governing document of such Party, or (2) conflict with, result in a breach of, or constitute a default under, any other agreement or arrangement by which such Party is bound.

(j) Force Majeure. If and to the extent that a Party’s performance of any of its obligations pursuant to this Agreement is prevented, hindered or delayed by fire, flood, earthquake, elements of nature or acts of God, acts of war, terrorism, riots, civil disorders, rebellions, revolutions, strikes, labor disputes or any other similar cause beyond the reasonable control of such Party (each, a “Force Majeure Event”), then the non-performing, hindered or delayed Party shall be excused for such non-performance, hindrance or delay, as applicable, of those obligations affected by the Force Majeure Event for as long as such Force Majeure Event continues; provided, that such Party continues to use commercially reasonable efforts to recommence performance whenever and to whatever extent possible without delay, including through the use of alternate sources, workaround plans or other means. Notwithstanding the preceding sentence, if the Force Majeure Event continues for a period of more than thirty (30) days, either Party may thereafter exercise its rights, if any, pursuant to Section 21, to deliver a notice of termination, subject to any cure period that may be required by Section 21. The Party whose performance is prevented, hindered or delayed by a Force Majeure Event shall promptly notify the other Party in writing of the occurrence of a Force Majeure Event and describe in reasonable detail the nature of the Force Majeure Event.

(k) No Agency. Each Party shall be deemed to be an independent contractor and not an agent, joint venturer or representative of the other Party and neither Party may create any obligations or responsibilities on behalf of or in the name of the other Party.

(l) Cumulative Remedies. The rights and remedies of the Parties provided under this Agreement are not exclusive (unless another provision of this Agreement expressly provides that a right or remedy is exclusive), and may be exercised, alternatively or cumulatively, with any other rights and remedies available to the Parties under this Agreement or in law or in equity.

(m) Amendments and Modifications; Captions and Construction. Except as provided in Section 2(c) (Updating Business Processes), amendments or revisions to this Agreement

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

must be in writing, signed by both Tesla and Supplier duly authorized representatives, traced by revision numbers and attached to the original of this Agreement.

(n) Counterparts and Facsimile. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute the same instrument. For purposes hereof, a facsimile copy of this Agreement, including the signature pages hereto, shall be deemed an original.

(o) Notices. Subject to Section 2(c), any notice, consent or approval required or permitted under this Agreement shall be in writing and in English (unless otherwise expressly stated) and shall be given (1) personally; (2) by express courier; (3) by facsimile with confirmation of delivery; or (4) by email with confirmation of delivery. The Supplier and Tesla shall each nominate a representative who shall be authorized to make decisions relating to the Items and who shall be responsible for organizing all meetings and actions provided for in this Agreement.

Notices to Tesla:

Mike Trueman

Tesla Motors Ltd.

Supply Chain Management

Potash Lane

Hethel

England

e-mail: suppychain@teslamotors.com

Notices to Supplier:

[***]

[***]

[***]

Fax [***]

[***]

(p) Notifications to Tesla. Supplier shall promptly notify Tesla in writing as soon as possible before, and in any event prior to the occurrence of, (i) Supplier’s acquisition of a majority of the capital stock of, or substantially all of the assets of, a third party or business division of a third party that directly or indirectly provides goods or services to Tesla; (ii) a significant change in leadership roles at Supplier, a business division of Supplier, or factory or physical plant of Supplier, which is involved in Supplier’s performance of this Agreement (iii) any problem or other issue that a reasonable person in the position of Supplier would believe could negatively impact Supplier’s ability to perform its obligations under this Agreement (including making on- time deliveries); or (iv) any material change to Supplier’s information, inventory management, or financial management systems or processes.

(q) Foreign Translation. This Agreement is written in the English language. The English text of this Agreement shall prevail over any translation thereof.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

(r) Entire Agreement. This Agreement, including its Attachments, sets forth the entire understanding and agreement of the Parties as to the subject matter of this Agreement and supersedes all prior agreements, understandings, proposals and representations, oral or written, between the Parties as to the subject matter, except for NDA(s), which are addressed by Section 9(d). In the event of any conflict between or among any documents which are part of this Agreement, the following order of precedence shall apply: (i) Supply Agreement; (ii) Attachment 1; (iii) other Attachments; (iv) Specifications; and (v) Order.

By execution hereof, the person signing for each Party below hereby certifies, represents and warrants that he/she has read this Agreement and that he/she is duly authorized to execute this Agreement on behalf of such Party.

TESLA MOTORS, INC.		[***]

By:	/s/ Thomas E. Colson	By:	/s/ [***]

Thomas E. Colson			[***]
Printed name			Printed name

VP, Manufacturing			Managing Director

Title			Title
14May07			30/5/07
Date			Date

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

SUPPLY AGREEMENT

Table of Attachments

No	Name
1	List of Items, Pricing Mechanism, and Lead Times
2	Packaging and Labeling Specification
3	Transportation Routing Guide
4	Supplier Corrective Action Request
5	PPAP Submission Workbook
6	Tesla Motors Supplier Handbook
7	Tesla Tooling and Property Requirements

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

Attachment 1

List of Items, Pricing Mechanism, and Lead Times

PART NUMBER	Description	BATCH QTY	COST GBP
02-001047-00	[***]	[***]	£[***]
02-001230-00	[***]	[***]	£[***]
02-001233-00	[***]	[***]	£[***]
02-001241-00	[***]	[***]	£[***]
02-001454-00	[***]	[***]	£[***]
02-001455-00	[***]	[***]	£[***]
02-001458-00	[***]	[***]	£[***]
02-001459-00	[***]	[***]	£[***]
02-002244-00	[***]	[***]	£[***]
02-002959-00	[***]	[***]	£[***]
06-000605-00	[***]	[***]	£[***]
06-000634-00	[***]	[***]	£[***]

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

Attachment 2

Transportation, Packaging and Labeling Specification

1. The Supplier shall (where applicable):

(a) properly pack and label the Items in accordance with the specific requirements of Tesla;

(b) route consignments in accordance with any instructions from Tesla;

(c) not charge for the handling, packaging, storage or transportation of the Items, protective packaging, material, delivering of parts to various plants in special racks/different container types or re-assignment of all kind of containers unless otherwise agreed in writing with Tesla;

(d) properly mark each package with a label/tag according to Tesla’ instructions and/or in accordance with any legal obligation;

(e) include on any bills of lading or other shipping receipts the correct classification and identification of the Items transported in ‘accordance with Tesla’ instructions and any requirements of the carrier and to promptly forward the same in accordance with Tesla’ instructions;

(f) ensure that the marks on each package and identification of the Items on packing slips, bills of lading and invoices are sufficient to enable Tesla to easily identify the goods;

(g) obtain all necessary export licenses and/or permissions in respect of the delivery of the Items or where Tesla must obtain such export licenses and/or permissions in its own name, provide Tesla with reasonable assistance to secure the same;

(h) notify Tesla in advance of delivery in writing if the Supplier requires Tesla to return any packaging material to the Supplier. Such packaging material will only be returned to the Supplier at the Supplier’s cost and risk.

(i) comply with a all provisions of the Tesla supplier handbook.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

Attachment 3

Transportation Routing Guide

[omitted]

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

Attachment 4

Supplier Corrective Action Request

Refer to Tesla Motors Document Numbers:

•	99-000002-02 Corrective & Preventive Actions

•	99-000066-04 Supplier Corrective Action Request form

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

Attachment 5

PPAP Submission Workbook

Refer to Tesla Motors Document Number:

•	99-000094-04 PPAP Submission Workbook

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

Attachment 6

Tesla Motors Supplier Handbook

Refer to Tesla Motors Document Number:

•	99-000068-03 Tesla Motors Supplier Handbook

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

Attachment 7

Tesla Tooling and Property Requirements

1.	Unless otherwise agreed in writing by Tesla, the Supplier shall be responsible for and shall undertake the design and development of all tools, jigs, dies, gauges, fixtures, molds and patterns or other equipment necessary in the provision of the Items (“Tooling”), unless Tesla solely provides the design of the Tooling and provides instruction relating to design in which case the Supplier shall be responsible for producing the Tooling to the Tesla design. Supplier shall at its own expense furnish, keep in good condition, and replace when necessary all Tooling.

2.	Supplier warrants that the design, assembly, manufacture or procurement of the Tooling shall render the Tooling fit for purpose and of satisfactory quality provided that the parties hereby acknowledge and agree that the Supplier shall not be in breach of this warranty if a design provided by Tesla is in error and such error is not due to the acts or omissions of the Supplier.

3.	The cost of changes to the Tooling necessary to make design and specification changes authorized by Tesla shall, unless otherwise agreed in writing, be paid for by the Supplier. The Supplier hereby grants to Tesla an irrevocable option (exercisable at any time during the duration of the Agreement or after its termination) to take possession of and title to the Tooling that are special for the provision of the Items upon payment to the Supplier of the book value thereof less any amounts which Tesla has previously paid to the Supplier for the cost of such Tooling.

4.	All supplies, tools, jigs, dies, gauges, fixtures, molds, patterns, equipment and other items provided by Tesla, either directly or indirectly, to the Supplier, or for which the Supplier has been reimbursed by Tesla (“Tesla Property”), shall be and remain the property of Tesla and held by the Supplier on a bailment basis.

5.	The Supplier shall bear the risk of loss and damage to Tesla Property. Tesla Property shall at all times at the Supplier’s cost

(a)	be properly housed and maintained in full working order;

(b)	be replaced by the Supplier (at the Supplier’s cost), if the replacement is required due to

(i)	abuse of the Tesla Property; and/or

(ii)	failure to maintain, repair, service or house the Tesla Property.

(c)	not be used by the Supplier for any purpose other than the performance of an Order under the Agreement;

(d)	be conspicuously marked as property of Tesla by the Supplier;

(e)	not be mixed with the property of the Supplier or with that of a third party; and

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

(f)	not be moved from the Supplier’s premises, modified or replaced without Tesla’ prior written approval.

6.	Upon the request of Tesla, the Tesla Property shall be immediately released to Tesla or delivered to Tesla’ premises by the Supplier properly packed and marked in accordance with the requirements of Tesla all at the Supplier’s cost or delivered to any location reasonably designated by Tesla, in which event Tesla shall pay the Supplier the reasonable cost of delivering such Tesla Property to such location.

7.	The Supplier shall insure all Tesla Property against all risks for the replacement value and shall, upon Tesla’ request, provide to Tesla certificates or other satisfactory evidence of such insurance.

8.	Tesla, its employees, agents and sub-contractors may enter in or on the Supplier’s premises (or any other premises where the Tesla Property may be) at all reasonable times and on reasonable notice to inspect the Tesla Property and the Supplier’s records with respect thereto and the Supplier hereby provides its irrevocable consent (and shall procure the irrevocable consent of any relevant third parties) to permit Tesla, its employees, agents and sub-contractors to enter such premises for this purpose.

9.	On termination of the Agreement (for whatever reason) the Supplier must not destroy the Tesla Property but shall liaise with Tesla over arrangements for the Tesla Property to be returned to Tesla.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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